JOHN HANCOCK BOND TRUST

           Instrument Changing Names of Series of Shares of the Trust

         The Trustees of John Hancock Bond Trust (the "Trust"), hereby amend the Trust's Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time, to the extent necessary to reflect the change of the names of John Hancock Intermediate Government Fund to John Hancock Investment Grade Bond Fund, effective January 1, 2002.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 20th day of November, 2001.


/s/James F. Carlin                                      /s/Charles L. Ladner
-------------------                                     --------------------
James F. Carlin                                         Charles L. Ladner

/s/William H. Cunningham                                /s/Steven R. Pruchansky
-------------------------                               -----------------------
William H. Cunningham                                   Steven R. Pruchansky

/s/John M. DeCiccio                                     /s/Norman H. Smith
--------------------                                    ------------------
John M. DeCiccio                                        Norman H. Smith

/s/Ronald R. Dion                                       /s/John P. Toolan
------------------                                      -----------------
Ronald R. Dion                                          John P. Toolan

/s/Maureen R. Ford
------------------
Maureen R. Ford


         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

STATE OF MASSACHUSETTS         )
                               )ss
COUNTY OF                      )


         Then personally appeared the above-named James F. Carlin, William H. Cunningham, John M. DeCiccio, Ronald R. Dion, Maureen R. Ford, Charles L. Ladner, Steven R. Pruchansky, Norman H. Smith, and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 20th day of November, 2001.


                                         /s/Erika Nager
                                         --------------
                                         Notary Public

                                         My Commission Expires:  June 14, 2007
                                                                 -------------

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